Exhibit 10.51
WEATHERFORD INTERNATIONAL PLC
CONFIDENTIALITY AND RESTRICTIVE COVENANT AGREEMENT
THIS CONFIDENTIALITY AND RESTRICTIVE COVENANT AGREEMENT (the “Agreement”) is made and entered into as of [●], by and among Weatherford International, PLC (the “Company”), and [●] (“Employee”). Company and Employee may sometimes be referred to individually herein as a “Party” or collectively as the “Parties”.
WITNESSTH:
WHEREAS, Employee desires to enter into this Agreement upon the terms and conditions hereafter set forth;
WHEREAS, in the continued course of Employee’s employment, the Company will disclose to the Employee and the Employee will receive certain non-public, confidential and proprietary information pertaining to the business of the Company and the Company Parties (as defined below), and the disclosure of such information to third parties, and/or the disclosure or use of that information to benefit the business of a competitor of the Company Parties, would cause grave harm to the Company Parties;
WHEREAS, Employee acknowledges and agrees that, as a condition of Employee’s participation in the Company’s severance plans, Employee must execute this Agreement, which is ancillary to the Employee’s otherwise enforceable right to participate in the such plans (subject to the terms, conditions and limitations contained in the respective plan), and that Employee’s right to participate in and Employee’s right to receive amounts under the Company’s severance plans in accordance with their terms constitutes good and sufficient consideration for this Agreement;
NOW, THEREFORE, in consideration of Employee’s continued employment with the Company, access to the Company’s goodwill and Confidential Information (as defined below), and in order to assure the confidentiality and proper use of the Confidential Information and other Company Property (as defined below), and the mutual covenants and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
Section 1.Confidential Information.
1.1Except as authorized or directed by the Company in connection with the performance of Employee’s duties and obligations, Employee shall not, at any time during Employee’s employment with the Company or after Employee’s employment ends, directly or indirectly, (i) copy, disclose, utilize, exploit, or make available to any other person or entity any Confidential Information (as defined below) of any Company Party, that has come into Employee’s possession, custody, or control in the course of Employee’s employment with the Company, (ii) use any such Confidential Information for Employee’s own personal use or advantage or the use or advantage of any other person or entity other than the Company, or make any such Confidential Information available to others, or (iii) decompile, disassemble, or otherwise reverse engineer any Confidential Information or any portion thereof, or determine or attempt to determine any source code, algorithms, methods or techniques embodied in any Confidential Information (except to the extent expressly permitted by the Company in the course of Employment). Employee shall hold all Confidential Information in strict confidence and shall take the same degree of care it uses to protect its own confidential and proprietary information or material of similar nature and importance (but in no event less than reasonable care) to protect the confidentiality and avoid the unauthorized use, disclosure, publication, or dissemination of the Confidential Information.
1.2As used herein, “Confidential Information” means all confidential information, proprietary information or materials, trade secrets, or other non-public information (whether oral or written, whether maintained in hard copy, electronically, or otherwise) concerning, created by, or relating to any of the Company Parties, including any and all information relating to the business, assets, operations, budgets, strategies, studies, compilations, policies, procedures, organization, processes, personal information (including personal information about any current or former employees or members of the board of directors of the Company Parties or their respective family members), business developments, investment or business arrangements, negotiations, prospective or existing commercial agreements, forecasts, costs, revenues, performances, research, profiles, valuations, valuation models or analyses, profits, tax or financial structure, positions or products, financial models, financial results or analyses, other financial affairs, actual or proposed opportunities, acquisitions, transactions or investments, results, assets, current or prospective suppliers, customers, clients, investors, marketers, advertisers, vendors, current or prospective supplier, customer, or client lists (including their identity, addresses, contact persons, and/or status, preferences, strategies, or needs), internal controls, diligence or vetting process, security procedures, contingencies, marketing plans, databases, pricing, risk management, credit files, strategies, techniques, methods of operation, market consultants, computer programs, passwords, know-how, idea, process, technique, algorithm, program (whether in source code or object code form), hardware, device, schematic, drawing, formula, published or unpublished patent applications, data, information technology infrastructure, products, services, systems, designs, inventions, any information, documents, or materials related to oil and gas industry services and technology, to oil and gas industry exploration and production efforts, to oil and gas industry related contracts or agreements, to oil and gas industry drilling plans and potential drilling plans, or to areas of oil and gas field development interest, or any other information, documents, or materials that (i) may be identified as confidential or proprietary, (ii) is required to be maintained as confidential under governing law or regulation or under an agreement with any third parties, and/or (iii) would otherwise appear to a reasonable person to be confidential or proprietary. Confidential Information shall not include any information that is generally known to the public or is publicly available other than as a result of Employee’s breach of this Agreement. To the extent this Agreement is not publicly filed, this Agreement also shall be treated as Confidential Information; provided that Employee shall be permitted to disclose the terms of Paragraphs 3, 5, 6, and 7 of this Agreement to any future prospective employers, business partners, or any other person or entity to whom Employee provides (or is seeking to provide) services after the termination of Employee’s employment for the purpose of informing such person or entity of Employee’s various continuing obligations to the Company Parties. For purposes of this Agreement, (A) “Company Entities” means the Company and each and all of the Company’s present, former, and future subsidiaries, parents, branches, divisions, related companies, affiliates, partner entities, and any successor or any permitted transferee thereof; and (B) “Company Parties” means, collectively, each and all of the Company Entities and each and all of their respective present, former, and future officers, directors, partners, principals, members, owners, shareholders, managing directors, employees, investors, fiduciaries, advisees, representatives, and agents.
1.3Notwithstanding anything herein to the contrary, in accordance with the Defend Trade Secrets Act, 18 U.S.C. § 1833(b), and other applicable law, nothing in this Agreement or any other agreement or policy shall prohibit Employee from, or expose Employee to criminal or civil liability under federal or state trade secret law for: (i) filing a charge or complaint with, communicating with, participating in any investigation or proceeding that may be conducted by, or otherwise directly or indirectly sharing any Company Entity’s trade secrets or other Confidential Information (except information protected by any Company Entity’s attorney-client or work product privilege) with an attorney or with any federal, state, or local government agencies, regulators, or officials, for the purpose of investigating or reporting a suspected violation of law (including but not limited to a whistleblower retaliation claim), whether in response to a subpoena or otherwise, without notice to the Company Entities; (ii) disclosing trade secrets in a complaint or other document filed in connection with a legal claim (including but not limited to a whistleblower retaliation claim), provided that the filing is made under seal, and any trade secret information is only disclosed pursuant to court order; (iii) discussing or disclosing information related to Employee’s general job duties or responsibilities and/or regarding Employee wages, as defined by applicable law; and/or (iv) in any way participating in any action seeking to rectify or address sexual harassment or other illegal conduct, or from making such good faith based allegations relating to sexual harassment, harassment, discrimination, or any other conduct prohibited by law, in accordance with the terms of this Agreement.
Section 2.Legal Process; Cooperation.
2.1Except as provided in Paragraph 1, Employee agrees that in the event he or she is served with a subpoena, document request, interrogatory, or any other legal process that will or may require Employee to disclose any Confidential Information, whether during Employee’s employment or thereafter, Employee will immediately notify the General Counsel of the Company of such fact, in writing, and provide a copy of such subpoena, document request, interrogatory, or other legal process, and shall thereafter cooperate with the Company in any lawful response to such subpoena, document request, interrogatory, or legal process as the Company may request, unless such subpoena, document request, interrogatory, or other legal process (a) is from a court or governmental agency, and (b) explicitly prohibits Employee from doing so.
2.2Employee agrees that during Employee’s employment with the Company and thereafter (regardless of whether Employee resigns or is terminated, or the reason for such resignation or termination), Employee shall provide reasonable and timely cooperation, without additional compensation, in connection with (i) any actual or threatened litigation, inquiry, review, investigation, process, or other matter, action, or proceeding (whether conducted by or before any court, regulatory, or governmental entity, or by or on behalf of any Company Party), that relates to events occurring during Employee’s employment at the Company or about which the Company otherwise believes Employee may have relevant information; (ii) the transitioning of Employee’s role and responsibilities to other personnel; and (iii) the provision of information in response to the Company’s requests and inquiries in connection with Employee’s separation. Employee’s cooperation shall include being available to (x) meet with and provide information to the Company Parties and their counsel or other agents in connection with fact-finding, investigatory, discovery, and/or pre-litigation or other proceeding issues, and (y) provide testimony in connection with any such matter, all without the requirement of being subpoenaed. The Company shall try to schedule Employee’s cooperation pursuant to this Paragraph 2.2 so as not to unduly interfere with Employee’s other personal or professional pursuits.
Section 3.Company Property. Employee agrees and acknowledges that “Company Property” shall mean all property and resources of the Company Parties or any Company Party, including without limitation, Confidential Information, each Company Party’s products, each Company Party’s computer systems and all software, e-mail and databases, telephone and facsimile services and all other administrative and/or support services provided by the Company Parties. Employee further agrees that “Company Property” shall also include any information regarding processes, data, methods, information or other inventions, developments or improvements that Employee conceives, originates develops or creates, solely or jointly with others, during or as a result of Employee’s employment with the Company, and whether or not any of the foregoing also may be included within “Confidential Information” as defined under this Agreement. Upon termination of Employee’s employment (for any reason), or at any other time as the Company so requests, Employee agrees to deliver to the Company (and not retain any copies of) all property, proprietary materials, Confidential Information, documents, and computer media in any form (and all copies thereof) relating or belonging to any Company Party, including but not limited to all Company Property. Employee will permanently destroy and will not reproduce or appropriate for Employee’s own use, or for the use of others, any property (including but not limited to Work Product) of the Company or any Confidential Information or documents containing information related to Work Product.
Section 4.Work Product.
1.1Employee agrees that any and all trade secrets, mask works, ideas, developments, improvements, inventions, discoveries, creations, formulae, algorithms, source and object code, data, processes, systems, interfaces, protocols, concepts, programs, products, risk management tools, methods, designs, and works of authorship, and any and all documents, information (including Confidential Information), or things relating thereto, whether patentable or not, within the scope of or pertinent to any business, research, or development in which the Company or any other Company Entity has been or is engaged or (if such is known to or ascertainable by Employee) considering engaging, which Employee has or may conceive, make, author, create, invent, develop, or reduce to practice, in whole or in part, during Employee’s employment with the Company or affiliation with any of the Company Parties, whether alone or working with others, whether during or outside of normal working hours, whether inside or outside of the Company’s offices, and whether with or without the use of the Company’s computers, systems, materials, equipment, or other property, shall be and remain the sole and exclusive property of the Company (the foregoing, individually and collectively, “Work Product”). To the maximum extent allowable by law, any Work Product subject to copyright protection shall be considered “works made for hire” for the Company under U.S. copyright law. To the extent that any Work Product that is subject to copyright protection is not considered a work made for hire, or to the extent that Employee otherwise has or retains any ownership or other rights in any Work Product (or any intellectual property rights therein) anywhere in the world, Employee hereby assigns and transfers (and agrees to assign in the future, when such inventions, Work Product, or proprietary rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all such rights, title, and interest in and to Work Product and other Confidential Information of the Company including the trade secret, patent, copyright mask work, and other intellectual property rights therein or “moral rights” throughout the world, together with all national, foreign and state registrations, applications for registration and all renewals and extensions thereof (including, without limitation, any provisionals, continuations, continuations-in-art, divisionals, reissues, substitutions, reexaminations), all goodwill associated therewith and all benefits, privileges, causes of action and remedies relating to any of the foregoing, whether before or hereafter accrued (including, without limitation, the exclusive rights to apply for and maintain all such registrations, renewals and extensions; to sue for all past, present and future infringements or other violations of any rights relating thereto; and to settle and retain proceeds from any such actions), effective automatically as and when such Work Product is conceived, made, authored, created, invented, developed, or reduced to practice. The Company shall have the full worldwide right to use, assign, license, and/or transfer all rights in, with, to, or relating to Work Product (and all intellectual property rights therein). To the extent any of Employee’s rights in Work Product are not assignable or waivable, Employee hereby grants the Company a perpetual, irrevocable, worldwide, fully-paid, exclusive license to use and exercise such rights in any manner whatsoever.
1.2The laws of some states prohibit the assignment of certain invention rights (e.g., California Labor Code § 2870; Delaware Code Title 19 § 805; Illinois 765 ILCS 1060/1-3; Kansas Stat. Ann. § 44-130; Minnesota Stat. 13A, § 181.78; North Carolina Gen. Stat. Art. 10A, § 66-57.1; Utah Stat. § 34-39-1 through 34-39-3; Washington RCW 49.44.140). This Agreement shall be construed so that it complies with all such applicable laws. To that end, to the extent applicable state law requires it, Company provides Employee with the following notice related to Work Product: NOTICE: This Agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on such employee’s own time, unless (a) the invention relates at the time of conception or reduction to practice (i) to the business of the Company, or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the invention results from any work that such employee performed for the Company. If the state law that applies provides greater invention rights to Employee than as described in the above notice, those greater rights will apply to Employee inventions. Employee agrees, understands and acknowledges that nothing in this Agreement is intended to expand the scope of protection regarding invention rights that is provided to Employee by applicable law.
1.3Any inventions, if any, patented or unpatented, which Employee made prior to the commencement of employment with the Company are excluded from the scope of this Agreement and “Work Product”. To preclude any possible uncertainty, Employee has set forth on Appendix A (Prior Inventions) attached hereto a complete list of all inventions that Employee has, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of Employee’s employment with the Company, that Employee considers to be Employee property or the property of third parties and that Employee wishes to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If disclosure of any such Prior Invention would cause Employee to violate any prior confidentiality agreement, Employee understands that Employee should not list such Prior Inventions in Appendix A but can disclose a cursory name for each such Prior Invention, a listing of the party or parties to which it belongs and the fact that full disclosure as to such Prior Inventions has not been made for that reason. A space is provided on Appendix A for such purpose. If no such disclosure is attached, Employee represents that there are no Prior Inventions. If, in the course of Employee’s employment with the Company, Employee incorporates a Prior Invention into a product, process or machine of the Company, the Company, as applicable, is hereby granted and will have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to reproduce, distribute, display, perform (whether publicly or otherwise), prepare derivative works of and otherwise modify, make, have made, sell, offer to sell, import and otherwise use and exploit such Prior Invention. Notwithstanding the foregoing, Employee agrees that they will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions, except as authorized in writing by an officer of the Company (other than Employee, if Employee is an officer of the Company).
1.4Employee shall, whenever requested to do so by the Company (whether during Employee’s employment or thereafter), execute any and all applications, assignments, and/or other instruments, and do all other things (including cooperating in any matter or giving testimony in any legal proceeding) which the Company may deem necessary or appropriate in order to (i) apply for, obtain, maintain, enforce, or defend patent, trademark, copyright, or similar registrations of the United States or any other country for any Work Product; (ii) assign, transfer, convey, or otherwise make available to the Company any right, title, or interest which Employee might otherwise have in any Work Product; and/or (iii) confirm the Company’s right, title, and interest in any Work Product. Employee shall promptly communicate and disclose all Work Product to the Company and, upon request, report upon and deliver all such Work Product to the Company. Employee shall not use or permit any Work Product to be used for any purpose other than on behalf of the Company Entities, whether during Employee’s employment or thereafter.
4.1In the event the Company is unable for any reason, after reasonable effort, to secure Employee’s signature on any document needed in connection with the actions specified in this Paragraph 4, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney in fact, which appointment is coupled with an interest, to act for and in Employee’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Paragraph 4 with the same legal force and effect as if executed, verified or filed by Employee. Employee hereby waives and quitclaims to the Company all of Employee’s individual rights under patent and/or copyright legislation arising in connection with all Work Product and any and all claims, of any nature whatsoever, which Employee now or may hereafter have for infringement or misappropriation of any proprietary rights assigned under this Agreement to the Company.
Section 5.Non-Solicitation. Employee agrees that during Employee’s employment with the Company and for the twelve (12) month period following the termination of Employee’s employment (regardless of whether Employee resigns or is terminated, or the reason for any such resignation or termination) (the “Non-Solicit Restricted Period”), Employee shall not, without the express written approval of an officer of the Company (which consent may be granted or withheld in the Company’s sole and absolute discretion), whether on behalf of or for the benefit of Employee or any other person or entity, whether as a principal, partner, owner, officer, director, individual, member, consultant, contractor, volunteer, representative, agent, or in any other capacity whatsoever, and whether or not for compensation, directly or indirectly: (i) solicit, induce, or encourage the resignation or termination of, or attempt to solicit, induce, or encourage the resignation or termination of, any employee of any of the Company Parties; (ii) interfere, or attempt to interfere, in any way with the relationship between any of the Company Parties, on the one hand, and any of their respective members, partners, principals, owners, officers, directors, employees, customers, clients, distributors, vendors or suppliers, on the other hand; or (iii) solicit, hire, recruit, employ, engage, or retain or allow Employee’s name to be used in connection with the solicitation, hiring, recruiting, employing, engaging, or retention of, any person who as of such date, or at some time during the three (3) months preceding such date, is or was an employee of any of the Company Parties. Notwithstanding the foregoing, nothing contained in this Paragraph 5 or otherwise contained in this Agreement shall be deemed to prohibit Employee from (i) conducting, participating in, or otherwise being aware of any general solicitation not specifically targeted at any employee(s) of the Company Parties and hiring any such employee(s) who responds to such general solicitation, and the same shall not constitute a breach of this Paragraph 5, or (ii) soliciting for employment or hiring any employee of the Company who has been terminated by the Company.
Section 6.Non-Competition. Employee acknowledges that during the course of Employee’s employment with the Company, its subsidiaries, and affiliates, Employee will become familiar with the Company’s trade secrets and Confidential Information, that Employee will represent, embody, and benefit from the goodwill of the Company in Employee’s dealings with others, and that Employee’s services will be of special, unique, and extraordinary value to the Company, and, therefore, and as a further material inducement for the Company to continue to employ Employee, Employee agrees that during Employee’s employment with the Company and for the six (6) month period following the end of Employee’s employment (regardless of whether Employee resigns or is terminated, or the reason for any such resignation or termination) (the “Non-Competition Restricted Period”), Employee shall not, without the express written approval from the board of directors of the Company in the case of the CEO, or the CEO in the case of any other officer of the Company, directly or indirectly: (i) own any equity or other ownership interest in any Competing Business (as defined below), (ii) manage, operate, finance, or control a Competing Business, (iii) serve in a similar role or function as that which Employee performed for the Company for the twenty-four (24) months immediately preceding Employee’s resignation or termination from the Company (whether prior to the execution of this Agreement or after the execution of this Agreement) for a Competing Business or (iv) engage in duties for, consult with, advise, or provide services or products to a Competing Business; provided, however, that nothing in this Agreement shall preclude Employee from investing Employee’s personal assets in the securities of any Competing Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in Employee beneficially owning, at any time, more than two percent (2%) of such Competing Business. As used in this Agreement, “Competing Business” means any business that is engaged in direct competition with the Company for the provision of services, technology, and solutions to the oil and gas industry that are the same or substantially similar to those then being provided by the Company; provided that Employee shall be restricted from engaging in any of the foregoing activities only to the extent reasonably necessary to protect the legitimate business interests of the Company Entities, including customer goodwill, trade secrets, other Confidential Information, and the Company Entities’ relationship with customers, clients, and investors.
Section 7.Non-Disparagement; Non-Publicity. Except as provided in Paragraph 1 above, Employee agrees that, both during and after Employees’ employment, (a) Employee will not directly or indirectly, make, publish, encourage, ratify, or authorize, or aid, assist, or direct any other person or entity in making or publishing, any statements that in any way defame, criticize, malign, impugn, reflect negatively on, or disparage any Company Party, or place any Company Party in a negative light, in any manner whatsoever; and (b) absent the explicit written approval of an officer of the Company, Employee will not (i) comment upon or discuss any of the Company Parties (whether disparagingly or otherwise) on any Media (as defined below); (ii) make any statement, posting, or other communication in, on, to or through any media (whether print, television, radio, the internet, social media, or with or through any reporter, blogger, “app” (such as Instagram, Snapchat, or the like), or otherwise, collectively “Media”) that purports to be on behalf of any Company Party, or which a third party may perceive (A) has been authorized, approved, or endorsed by a Company Party or (B) reflects the views of any Company Party; (iii) share, post, transmit, or upload any material related to any of the Company Parties (regardless of whether such comments, statements, or material are disparaging) with, to, through, or on any Media; (iv) utilize Employee’s Company email account on any Media or for any other non-work purpose, (v) utilize any Company Party’s logo, graphics, trade names, or trademarks on any Media or for any other purpose; (vi) provide any Company Party’s promotional material to any Media outlet; or (vii) aid, assist, or direct any other person or entity to do any of the foregoing. Nothing contained in this Paragraph 7 shall (i) preclude Employee from enforcing his/her rights under this Agreement, (ii) restrict or impede Employee from exercising protected rights to the extent that such rights cannot be waived by agreement, (iii) restrict or impede Employee from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order, or (iv) restrict or impede Employee from truthfully testifying in response to a legal process or governmental inquiry.
Section 8.Reasonableness/Tolling. Employee acknowledges that the restrictions set forth in Paragraphs 1 through 7 of this Agreement are fair and reasonable, and will not prevent Employee from earning a livelihood after leaving the Company’s employ. Employee recognizes that these restrictions are appropriate based on the nature of the services Employee will render, the access to the Company’s Confidential Information that Employee will enjoy, the access to the Company’s investors that Employee will have as a result of Employee’s employment and position with the Company, and the risk of unfair competition that the Company will face absent such restrictions. Employee agrees that should Employee breach any of the provisions of Paragraphs 5 and/or 6, above, the running of the Non-Solicit Restricted Period and/or the Non-Competition Restricted Period shall be tolled during the period of such breach; provided that the tolling of the Non-Competition Restricted Period shall not exceed twelve (12) months.
Section 9.Remedy for Breach. Employee agrees that Employee’s breach or threatened breach of any of the restrictions set forth in Paragraphs 1 through 7 of this Agreement will result in irreparable and continuing damage to the Company for which there is no adequate remedy at law. Thus, in addition to the Company’s right to arbitrate disputes hereunder (as set forth in Paragraph 10, below), the Company and the Company Parties shall be entitled to obtain emergency equitable relief, including a temporary restraining order and/or preliminary injunction from any state or federal court of competent jurisdiction, without first posting a bond, to restrain any such breach or threatened breach. Employee agrees such suit for equitable relief may be brought in U.S. state and federal courts located in Harris County, Texas for any and all such claims. Employee agrees that venue and personal jurisdiction in such location is proper. Employee specifically consents to the jurisdiction and venue of such courts for the purpose of any proceeding brought to enforce this Agreement. Employee expressly waives any claim that such jurisdiction is an inconvenient or inappropriate forum. Upon the issuance (or denial) of an injunction, the underlying merits of any dispute will be resolved in accordance with the arbitration provisions of Paragraph 10 of this Agreement. The relief described in this Paragraph 9 shall be in addition to any and all other remedies, including damages, available to the Company and the Company Parties against Employee for such breaches or threatened breaches.
Section 10.Arbitration.
10.1Except as provided in Paragraph 9 of this Agreement, the Parties irrevocably and unconditionally agree that any past, present, or future dispute, controversy, or claim arising under or relating to (i) Employees’ employment or the termination thereof, (ii) this Agreement, (iii) any employment or other agreement between Employee and any Company Party, (iv) any federal, state, local, or foreign statute, regulation, law, ordinance, or the common law (including but not limited to any law prohibiting discrimination); involving Employee, on the one hand, and any of the Company Parties, on the other hand, including both claims brought by Employee and claims brought against Employee, shall be governed by the Federal Arbitration Act (“FAA”) and submitted to binding arbitration before the American Arbitration Association (“AAA”) for resolution. The Parties further agree that any claims will be adjudicated on an individual basis, and each waives the right to participate in a class, collective, representative, Private Attorney General Act, or other joint action with respect to the claims. The Parties further agree that the arbitrator may not consolidate more than one person’s claims and may not otherwise preside over any form of a representative or class proceeding, and that claims pertaining to different employees shall be heard in separate proceedings. Such arbitration shall be conducted in accordance with AAA’s Employment Arbitration Rules and Procedures. Within 10 business days of the initiation of an arbitration hereunder, the Parties shall each separately designate an arbitrator, who shall be a former partner at an “AmLaw 200” law firm based in Houston, Texas and within 20 business days of selection, the appointed arbitrators shall appoint a neutral arbitrator from the AAA Panel of Employment Arbitrators. Such arbitration shall be conducted in Houston, Texas, and the arbitrators shall apply Texas law, including federal statutory law as applied in Texas courts. Except as set forth in Paragraph 9 above, the arbitrators, and not any federal, state, or local court or adjudicatory authority, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, and/or formation of this Agreement, including but not limited to any dispute as to whether (i) a particular claim is subject to arbitration hereunder, and/or (ii) any part of this Paragraph 10.1 is void or voidable. The arbitrators shall issue their written decision (including a statement of finding of facts and the reasons for the award) within 30 days from the date of the close of the arbitration hearing, or as soon as reasonably practicable. Except as otherwise provided herein, the Parties shall treat any arbitration as strictly confidential, and shall not disclose the existence or nature of any claim or defense, unless required by applicable law (including public disclosures under applicable securities laws); any documents, correspondence, pleadings, briefing, exhibits, or information exchanged or presented in connection with any claim or defense; or any rulings, decisions, or results of any claim, defense, or argument (collectively, “Arbitration Materials”) to any third party, with the exception of the Parties’ legal counsel, spouses and/or tax advisors or such other similar consultants (who the applicable Party shall ensure complies with these confidentiality terms). Except as provided in Paragraph 10.3 below, the arbitrators shall not have authority to award attorneys’ fees or costs, punitive damages, compensatory damages, damages for emotional distress, penalties, or any other damages not measured by the prevailing party’s actual losses, except to the extent such relief is explicitly available under a statute, ordinance, or regulation pursuant to which a claim is brought. IN AGREEING TO ARBITRATE THEIR CLAIMS HEREUNDER, THE PARTIES HEREBY RECOGNIZE AND AGREE THAT THEY ARE WAIVING THEIR RIGHT TO A TRIAL IN COURT AND/OR BY A JURY.
10.2In the event of any court proceeding to challenge or enforce an arbitrators’ award, the Parties hereby consent to the exclusive jurisdiction of the state and federal courts sitting in Harris County, Texas; agree to exclusive venue in that jurisdiction; and waive any claim that such jurisdiction is an inconvenient or inappropriate forum. There shall be no interlocutory appeals to any court, or any motions to vacate any order of the arbitrators that is not a final award dispositive of the arbitration in its entirety, except as required by law. The Parties agree to take all steps necessary to protect the confidentiality of the Arbitration Materials in connection with any court proceeding (and/or any proceeding under Paragraph 9, above), agree to use their best efforts to file all Confidential Information (and documents containing Confidential Information) under seal, and agree to the entry of an appropriate protective order encompassing the confidentiality terms of this Agreement.
10.3Employee and the Company Parties shall each bear their own expenses, legal fees and other fees incurred in connection with this Agreement; provided, that the prevailing party in any such action shall be fully reimbursed by the other party for all costs, including reasonable attorneys’ fees, court costs, expert or consultants’ fees and reasonable travel and lodging expenses, incurred by the prevailing party in its successful prosecution or defense thereof, including any appellate proceedings.
Section 11.Entire Agreement; No Waiver. This Agreement replaces and supersedes any and all previous or existing agreements, arrangements, or understandings, whether oral or written, between Employee and any Company Entity with respect to the subject matters set forth herein. Employee specifically acknowledges and agrees that notwithstanding any discussions or negotiations Employee may have had with any of the Company Parties prior to the execution of this Agreement, Employee is not relying on any promises or assurances other than those explicitly contained in this Agreement with respect to the matters set forth herein. This Agreement contains the entire agreement and understanding of the Parties with respect to the matters set forth herein, and the terms and conditions of Employee’s employment can be modified only in an agreement signed by Employee and a duly authorized officer of the Company. No provision of this Agreement may be amended modified, waived, or discharged except as agreed to in a writing signed by both Employee and a duly authorized officer of the Company. The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
Section 12.Construction/Severability. The headings in this Agreement are included for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement shall be interpreted strictly in accordance with its terms, to the maximum extent permissible under governing law, and shall not be construed against or in favor of any Party, regardless of which Party drafted this Agreement or any provision hereof. If any provision of this Agreement is determined to be unenforceable as a matter of governing law, an arbitrator or reviewing court shall have the authority to “blue pencil” or otherwise modify such provision so as to render it enforceable while maintaining the parties’ original intent to the maximum extent possible. In the event that the applicable court or arbitrator does not exercise the power granted to it in the prior sentence, Employee and the Company Entities agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term. Each provision of this Agreement is severable from the other provisions hereof, and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect. The terms of this Agreement shall survive the termination of Employee’s employment with the Company, regardless of whether Employee resigns or is terminated or the reason for any such resignation or termination.
Section 13.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and/or to be performed in that State, without regard to any principles of conflicts of law.
Section 14.Third Party Beneficiaries. Each of the Company Parties are intended to be, and are, third party beneficiaries of this Agreement and shall be entitled to enforce this Agreement in accordance with its terms.
Section 15.Successors and Assigns. This Agreement may be assigned by the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such assigned party. Employee may not assign or delegate Employee’s rights and/or obligations under this Agreement. Any purported assignment or delegation by Employee in violation of the foregoing shall be null and void ab initio and of no force or effect.
Section 16.Counterparts. This Agreement may be executed in multiple counterparts, which together shall constitute one and the same agreement. Facsimile, pdf, and other true and accurate copies of this Agreement shall have the same force and effect as originals hereof.
Section 17.Continuation of At-Will Relationship. Employee acknowledges and agrees that Employee’s employment is at-will and nothing in this Agreement alters the at-will status of the Employee’s employment with the Company. The Company also reserves the right to modify the terms, benefits, and conditions of Employee’s employment at any time.
[signature page follows]

ACCEPTED AND AGREED:

[Employee Name]
Date:
Weatherford International plc
By:
Name:
Title:
Date:

Exhibits intentionally omitted